                                                                    Exhibit 10.5
                                                       Insolvency Line of Credit





                                 $55,000,000.00

                          INSOLVENCY CREDIT AGREEMENT

                                  dated as of

                                 April 18, 1996

                                     among


                  BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC.

                            The Banks Listed Herein

                                      and

                        WACHOVIA BANK OF GEORGIA, N.A.,
                                    as Agent

                               TABLE OF CONTENTS

                          INSOLVENCY CREDIT AGREEMENT

                                                                                                                     Page
                                                        ARTICLE I

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 -----------

SECTION 1.02.    Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -----------------------------------

SECTION 1.03.    References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ----------

SECTION 1.04.    Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------------------

SECTION 1.05.    Terminology  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -----------

                                                        ARTICLE II

                                                       THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 2.01.    Commitments to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -------------------

SECTION 2.02.    Method of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -------------------

SECTION 2.03.    Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -----

SECTION 2.04.    Maturity of Loans; Repayment of Obligations and Liquidation of Collateral  . . . . . . . . . . . . .  17
                 -------------------------------------------------------------------------

SECTION 2.05.    Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------

SECTION 2.06.    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ----

SECTION 2.07.    Optional Termination or Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ------------------------------------------------

SECTION 2.08.    Mandatory Reduction and Termination of Commitments . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 --------------------------------------------------

SECTION 2.09.    Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 --------------------

SECTION 2.10.    Extension of Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -----------------------------

SECTION 2.11.    General Provisions as to Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ---------------------------------

SECTION 2.12.    Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 --------------------------------





                                      (i)

SECTION 2.13.    Reliance on Actions of Insurance Commissioner  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 ---------------------------------------------

                                                       ARTICLE III

                                                 CONDITIONS TO BORROWINGS . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 3.01.    Conditions to the Execution and Delivery of this Agreement . . . . . . . . . . . . . . . . . . . . .  21
                 ----------------------------------------------------------

SECTION 3.02.    Conditions to Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ------------------------

                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .  24

SECTION 4.01.    Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -----------------------------

SECTION 4.02.    Corporate and Governmental Authorization; No Contravention . . . . . . . . . . . . . . . . . . . . .  24
                 ----------------------------------------------------------

SECTION 4.03.    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 --------------

SECTION 4.04.    Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ---------------------

SECTION 4.05.    No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 -------------

SECTION 4.06.    Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ---------------------

SECTION 4.07.    Compliance with Laws; Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------------------------------------

SECTION 4.08.    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ------------

SECTION 4.09.    Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ----------------------

SECTION 4.10.    Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ----------------------------------

SECTION 4.11.    Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ----------------------------

SECTION 4.12.    No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ----------

SECTION 4.13.    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------

SECTION 4.14.    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------------

SECTION 4.15.    Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -------------

SECTION 4.16.    Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------------





                                      (ii)

                                                        ARTICLE V

                                                        COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 5.01.    Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -----------

SECTION 5.02.    Inspection of Property, Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 -----------------------------------------

SECTION 5.03.    Liquidity Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 ---------------

SECTION 5.04.    Capital Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 -------------

SECTION 5.05.    Operating Leverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 ------------------

SECTION 5.06.    Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 -----------------------

SECTION 5.07.    Minimum Consolidated Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 ----------------------------

SECTION 5.08.    Covenant to Pledge Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 -----------------------------

SECTION 5.09.    Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 -------------------

SECTION 5.10.    Loans or Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 -----------------

SECTION 5.11.    Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 -----------

SECTION 5.12.    Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 ---------------

SECTION 5.13.    Maintenance of Existence, Trade Name and License . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 ------------------------------------------------

SECTION 5.14.    Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 -----------

SECTION 5.15.    Consolidations, Mergers and Sales of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 -------------------------------------------

SECTION 5.16.    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ---------------

SECTION 5.17.    Compliance with Laws; Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 --------------------------------------

SECTION 5.18.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ---------

SECTION 5.19.    Change in Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 ---------------------

SECTION 5.20.    Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 -----------------------

SECTION 5.21.    Environmental Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 ---------------------

SECTION 5.22.    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 ---------------------

SECTION 5.23.    Environmental Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 ---------------------





                                     (iii)

SECTION 5.24.    Debt of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 --------------------

SECTION 5.25.    Borrower Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 -------------------

SECTION 5.26.    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ----------------------------

                                                        ARTICLE VI

                                                         DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 6.01.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 -----------------

SECTION 6.02.    Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 -----------------

                                                       ARTICLE VII

                                                        THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 7.01.    Appointment; Powers and Immunities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 ----------------------------------

SECTION 7.02.    Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 -----------------

SECTION 7.03.    Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 --------

SECTION 7.04.    Rights of Agent as a Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 -------------------------

SECTION 7.05.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 ---------------

SECTION 7.06.    CONSEQUENTIAL DAMAGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 ---------------------

SECTION 7.07.    Payee of Note Treated as Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 ------------------------------

SECTION 7.08.    Nonreliance on Agent and Other Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 ------------------------------------

SECTION 7.09.    Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 --------------

SECTION 7.10.    Resignation or Removal of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 -------------------------------

                                                       ARTICLE VIII

                                          CHANGE IN CIRCUMSTANCES; COMPENSATION   . . . . . . . . . . . . . . . . . .  46

SECTION 8.01.    Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 ---------------------------------

                                                        ARTICLE IX

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  48
                                                      -------------

SECTION 9.01.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 -------





                                      (iv)

SECTION 9.02.    No Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 ----------

SECTION 9.03.    Expenses; Documentary Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 ---------------------------

SECTION 9.04.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 ---------------

SECTION 9.05.    Setoff; Sharing of Setoffs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 --------------------------

SECTION 9.06.    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 ----------------------

SECTION 9.07.    No Margin Stock Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 --------------------------

SECTION 9.08.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 ----------------------

SECTION 9.09.    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 ---------------

SECTION 9.10.    Representation by Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 -----------------------

SECTION 9.11.    Obligations Several  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 -------------------

SECTION 9.12.    Georgia Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 -----------

SECTION 9.13.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 ------------

SECTION 9.14.    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 --------

SECTION 9.15.    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 --------------

SECTION 9.16.    Waiver of Jury Trial; Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 ---------------------------------------------

SECTION 9.17.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 ------------





                                      (v)

EXHIBIT A                 Form of Promissory Note

EXHIBIT B                 Form of Pledge Agreement

EXHIBIT C                 Form of Commissioner's Confirmation of Credit
                          Facility and Collateral Pledge

EXHIBIT D                 Form of Assignment and Acceptance

EXHIBIT E                 Form of Notice of Borrowing

EXHIBIT F                 Form of Compliance Certificate

EXHIBIT G                 Form of Closing Certificate

EXHIBIT H                 Form of Borrower's Counsel Opinion

EXHIBIT I                 Form of Special Counsel to the Agent's Opinion


Schedule 4.08             Subsidiaries





                                      (vi)

                          INSOLVENCY CREDIT AGREEMENT



                 INSOLVENCY CREDIT AGREEMENT dated as of April 18, 1996 among BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC., the BANKS listed on the signature pages hereof and WACHOVIA BANK OF GEORGIA, N.A., as Agent.

         WHEREAS,         as a condition of continued membership in the
national Blue Cross and Blue Shield association, Blue Cross and Blue Shield of Georgia, Inc. is required to make financial provision to protect its insureds in the event of its insolvency; and

         WHEREAS, Blue Cross and Blue Shield of Georgia, Inc., the Banks and Wachovia Bank of Georgia, N.A., as Agent, have agreed to enter into this Insolvency Credit Agreement to provide Blue Cross and Blue Shield of Georgia, Inc. with certain financial resources to pay Authorized Claims (as hereinafter defined), in accordance with the terms and conditions hereinafter set forth.

                 NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01.    Definitions.  The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                 "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

                 "Agent's Letter Agreement" means that certain letter agreement, dated as of December 26, 1995, between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

                 "Agreement" means this Insolvency Credit Agreement, together with all amendments and supplements hereto.

                 "Applicable Margin" has the meaning set forth in Section
2.05(a).

                 "Assignee" has the meaning set forth in Section 9.08(c).

                 "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

                 "Authority" has the meaning set forth in Section 8.01.

                 "Authorized Claims" means insurance policy or subscriber contract claims, together with administrative expenses related to such claims, of any insured policyholders of the Borrower for covered services as defined in the applicable insurance policy or subscriber contract which (i) relate to medical services which were incurred prior to the date of Insolvency; (ii) are determined to be legitimate by the Insurance Commissioner; and (iii) had either not been submitted for payment as of the date of Insolvency or, if submitted, had not been processed for payment by the Borrower as of the date of Insolvency.

                 "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns.

                 "Base Rate" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

                 "Borrower" means BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC., a business corporation organized under the Georgia Business Corporation Code, and its successors and its permitted assigns.

                 "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II.

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                 "Capital Stock" means any nonredeemable capital stock of the Parent, the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                 "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

                 "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                 "Change of Law" shall have the meaning set forth in Section
8.01.

                 "Closing Certificate" has the meaning set forth in Section 3.01(e).

                 "Closing Date" means April 18, 1996.

                 "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                 "Collateral" means the Treasury Securities and all other collateral security which may secure the obligations from time to time.

                 "Commitment" means, with respect to each Bank, (a) the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.07, 2.08 and 5.08, minus (b) the amount of all Loans advanced under this Agreement.

                 "Commissioner's Confirmation of Credit Facility and Collateral Pledge" means that confirmation substantially in the form of Exhibit C and otherwise satisfactory to the Lenders in all respects.

                 "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                 "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                 "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

                 "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

                 "Consolidated Operating Profits" means, for any period, the consolidated operating income of the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                 "Consolidated Surplus" means the excess of consolidated total assets over consolidated total liabilities, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

                 "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                 "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all
obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the interest rate (including the Applicable Margin) then applicable to Loans hereunder.

                 "Deferred Taxes" means for any period the sum of all deferred taxes of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                 "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                 "Dollars" or "$" means dollars in lawful currency of the United States of America.

                 "EBIT" means, for any period, the Borrower's Consolidated Net Income before Consolidated Interest Expense and taxes.

                 "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                 "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                 "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                 "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                 "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                 "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                 "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                 "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                 "Event of Default" has the meaning set forth in Section 6.01.

                 "Excepted Representations" has the meaning set forth in
Section 3.02(g).

                 "Existing Credit Agreement" means the Credit Agreement dated as of March 21, 1994, by and among the Agent, the Banks and the Borrower, as the same is amended, supplemented, extended, renewed, replaced or otherwise modified from time to time.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

                 "Financial Covenants" means Sections 5.03, 5.04, 5.05, 5.06 and 5.07.

                 "Fiscal Quarter" means any fiscal quarter of the Borrower.

                 "Fiscal Year" means any fiscal year of the Borrower.

                 "Franchise Covenant" means Section 5.13.

                 "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                 "Georgia Insurance Code" means Official Code of Georgia Annotated Section 33-1-1 et seq., as amended from time to time.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, or (d) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                 "Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income, (ii) taxes on income, (iii) Depreciation,
(iv) Consolidated Interest Expense, and (v) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

                 "Insurance Commissioner" means the Commissioner of Insurance of the State of Georgia and his/her authorized agents and designees, including, without limitation, any liquidator, receiver, rehabilitator or conservator appointed for the Borrower by the Commissioner of Insurance of the State of Georgia pursuant to Section 33-37-1, et. seq. of the Georgia Insurance Code.

                 "Insolvency" means the "Insolvency" of the Borrower as defined in Section 33-37-3(11) of the Georgia Insurance Code.

                 "Interest Period" means with respect to each Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                 (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

                 (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date, as applicable, may be selected.

                 "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                 "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office or such other office as such Bank may hereafter designate as its Lending Office) by notice to the Borrower and the Agent.

                 "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Liquid Investments" means the sum of (i) the sum of (1) cash,
(2) short term investments (as determined in accordance with GAAP), plus (3) long term investments (as determined in accordance with GAAP) at market value, plus (ii) 85% of advances from non-federal employee plan providers to the Borrower, less (iii) the sum of (1) pledged investments described in 5.08, plus
(2) reserves held by the Borrower with respect to customer groups of Borrower that also have employees in states other than Georgia whose claims are processed by other member plans of the Blue Cross and Blue Shield Association.

                 "Liquidation Order" means the judicial declaration of the Insolvency of the Borrower and the entry of a final, nonappealable order of liquidation of the Borrower as described in Section 33-37-17 of the Georgia Insurance Code.

                 "Loan" means, as to any Bank, a Loan made by it pursuant to
Section 2.01(a).

                 "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                 "Long-Term Debt" means at any date any Consolidated Debt which matures (or the maturity of which may at the option of the Borrower or any Consolidated Subsidiary be extended such that it matures) more than one year after such date.

                 "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

                 "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document, and includes, without limitation, the Insolvency of the Borrower.

                 "Monthly Underwriting Load" means the following sum divided by twelve (12): (i) the amount of all paid and incurred benefit claims during the preceding twelve months, less (ii) eighty (80%) percent of claims expense for non-underwritten claims for which Borrower only provides administrative services (but not including the State of Georgia Employee Health Benefit Plan), plus (iii) one hundred (100%) percent of claims expense related to the Federal Employees Health Benefit Plan.

                 "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                 "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                 "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A, evidencing the obligation of the Borrower to repay the Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                 "Notice of Borrowing" has the meaning set forth in Section
2.02.

                 "Obligation Amount" has the meaning set forth in Section 5.08.

                 "Obligations" means the Loans, all interest thereon, all fees under this Agreement and all other amounts which the Borrower may owe the Agent and the Banks under this Agreement and the other Loan Documents, whether now existing or hereafter incurred.

                 "Parent" means Cerulean Companies, Inc., a Georgia corporation.

                 "Participant" has the meaning set forth in Section 9.08(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                 "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                 "Pledge Agreement" means the Pledge Agreement executed and delivered by the Borrower in the form attached hereto as Exhibit B.

                 "Pledge Events" means the following: (i) a Material Adverse Effect occurs; (ii) the Borrower fails to comply with any of the Financial Covenants; (iii) an Event of Default occurs; (iv) the Excepted Representations are not true at any time when the same are made or deemed to have been made hereunder; or (v) in the event that the events described in the immediately preceding clauses (i), (ii), (iii) or (iv) have not occurred, the entry of a Liquidation Order.

                 "Premiums Earned" for any period means the amount of premiums earned by the Borrower and its Consolidated Subsidiaries.

                 "Preferred Stock" means the Parent's Class B Convertible Preferred Stock.

                 "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                 "Proceeds Covenant" means Section 5.16.

                 "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                 "Quarterly Date" means each March 31, June 30, September 30, and December 31.

                 "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                 "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Reimbursable Claims Reserves" means, as of any date, those claims reserves required to be maintained by the Borrower which are offset by corresponding accounts receivable from the applicable parties for which the claims reserves are maintained.

                 "Required Banks" means at any time Banks having at least 100% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 100% of the aggregate outstanding principal amount of the Notes.

                 "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

                 "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower, and shall also mean any corporation or other entity in which the Borrower owns at least 50% of the equity that is utilized to offer the community partnership networks referred to in Section 5.16.

                 "Statutory Assets" means, as of any date, the assets of the Borrower as determined in accordance with the Georgia Insurance Code.

                 "Statutory Liabilities" means, as of any date, the liabilities of the Borrower as determined in accordance with the Georgia Insurance Code.

                 "Statutory Surplus" means the remainder of (x) Statutory Assets minus (y) Statutory Liabilities.

                 "Termination Date" means whichever is applicable of (i) April 17, 1997, (ii) such later date to which it is extended by the Banks' notice pursuant to Section 2.10, in their sole and absolute discretion, (iii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, (iv) the date on which the Borrower fails to timely comply with any provision of Section 5.08 (except as expressly provided therein), time being of the essence, (v) the date the Borrower terminates the Commitments entirely pursuant to Section 2.07, or (vi) the date on which the Insurance Commissioner in writing attempts to or in fact does (1) disallow, disavow or otherwise invalidates this Agreement, the Notes, the

Pledge Agreement, or any of the other Loan Documents, or (2) sets aside, objects to or otherwise asserts a claim against the perfected first priority, security interest and lien of the Agent and the Banks in the Collateral securing the Obligations.

                 "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                 "Transferee" has the meaning set forth in Section 9.08(d).

                 "Treasury Securities" has the meaning set forth in Section
5.08.

                 "Underwritten Subscription Income" means income recorded as premiums received with respect to underwritten subscriber contracts, whether a group contract or an individual contract, for which the Borrower bears a risk of underwriting loss due to adverse claims experience.

                 "Wachovia" means Wachovia Bank of Georgia, N.A., a national banking association, and its successors.

                 "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                 SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

                 SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                 SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                 SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                                  THE CREDITS

                 SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrower for the sole purpose of paying Authorized Claims from time to time after the Borrower's Insolvency in amounts not exceeding the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount of the Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Notwithstanding any provision of this Agreement to the contrary, the Borrower may not reborrow Loans after the payment thereof (whether by direct payment by the Borrower or upon liquidation of the Collateral).

                 SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, prior to 10:00 A.M. (Atlanta, Georgia time) on the same Business Day for each Borrowing (i) specifying the date and aggregate amount of such Borrowing, which shall be a Business Day, (ii) certifying, among other things listed in Exhibit E, that the proceeds of such

Borrowing shall be used solely for the payment of Authorized Claims.

                 (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                 (c) Not later than 12:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 11:00 A.M. on the Business Day on which a Loan is to be made stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

                 SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Promissory Note, in each instance payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment on the Closing Date.

                 (b) Upon receipt of each Bank's Note pursuant to Section 3.01, the Agent shall deliver such Note to such Bank. Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of each Loan made by it, and the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                 SECTION 2.04. Maturity of Loans; Repayment of Obligations and Liquidation of Collateral. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period. In the event that the Borrower fails to pay any of the Obligations when due, without notice to the Borrower and irrespective of the occurrence or non-occurrence of any Default or Event of Default, the Agent is authorized to set off against and liquidate such portions of the Collateral as the Agent deems necessary to pay such Obligations. The Agent will give the Borrower notice of any such liquidation of the Collateral promptly thereafter; provided, however, the Borrower shall have no remedy and the Agent shall not be liable for any damages as a result of the Agent's failure to so give notice.

                 (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on April 17, 1997, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion as provided in Section 2.10.

                 SECTION 2.05. Interest Rate. (a) "Applicable Margin" means 2% per annum.

                 (b) Each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                 (c) In the event that all of the Collateral is liquidated and applied to the Obligations and a deficiency exists, then the Obligations shall bear interest at the Default Rate.

                 SECTION 2.06. Fees. (a) The Borrower shall pay to the Agent, for the ratable account of each Bank, a facility fee on the Closing Date, equal to the aggregate amount of each such Bank's Commitment on the Closing Date multiplied by 0.075%.

                 (b) The Borrower shall pay to the Agent for the ratable account of each Bank, an annual commitment fee calculated at the rate of 0.125% per annum on the average daily amount of such Bank's Commitment. Such commitment fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each Quarterly Date, upon the occurrence of a Pledge Event, upon the entry of a Liquidation Order, and on the Termination Date.

                 (c) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

                 SECTION 2.07. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Business Days' notice to the Agent, terminate at any time, or proportionately reduce the Commitments from time to time by an aggregate amount of at least $1,000,000 or any larger multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be due and payable on the effective date of such termination.

                 SECTION 2.08. Mandatory Reduction and Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                 SECTION 2.09. Optional Prepayments. The Borrower may, upon at least 1 Business Day's notice to the Agent, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

                 SECTION 2.10. Extension of Termination Date. Upon the written request of the Borrower, which request shall be delivered to the Agent at least 30 days prior to the Termination Date, the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for an additional 364-day period. In the event that a Bank fails to give the Borrower and the Agent notice expressly agreeing to such extension of the Termination Date at least 15 days prior to the Termination Date, then such failure shall be deemed to be a refusal of such Bank to extend the Termination Date for such an additional 364-day period; provided, that the Termination Date shall not be extended with respect to any of the Banks unless all Banks have given notice of agreement to extend the Termination Date.

                 SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. In the event the Borrower fails to timely make payments of the Obligations when due, the Agent is authorized and directed to set off against and liquidate the Collateral and apply the proceeds to the Obligations in such order as the Agent may determine in its sole discretion in accordance with the provisions of Section 2.04.

                 (b) Whenever any payment of principal of, or interest on, the Loans or of fees hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

                 (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish any, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

                 In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

                 Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                 SECTION 2.12. Computation of Interest and Fees. Interest on the Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                 SECTION 2.13. Reliance on Actions of Insurance Commissioner. In the event that the Insurance Commissioner exercises control (but solely for such period) over the Borrower pursuant to the Georgia Insurance Code, including, without limitation, pursuant to Articles 1, 2, 3 or 4 of Chapter 37 thereof, the Agent and the Banks are irrevocably authorized and directed by the Borrower to rely on the directions and instructions of and to deal solely with the Insurance Commissioner as successor to the Borrower under this Agreement and the other Loan Documents. The Borrower hereby releases the Agent and the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages which may be claimed or asserted by the Borrower as a result of such reliance on and dealings with the Insurance Commissioner by the aforementioned parties in this Section 2.13.


                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

                 SECTION 3.01. Conditions to the Execution and Delivery of this Agreement. The obligation of each Bank to execute and deliver this Agreement is subject to the satisfaction of the conditions set forth in Section
3.02 and receipt by the Agent of the following (in sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

                 (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

                 (b) a duly executed Promissory Note for the account of each Bank complying with the provisions of Section 2.03;

                 (c) an opinion letter (together with any opinions of local counsel relied on therein) of Long, Aldridge & Norman, counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit H and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

                 (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit I and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

                 (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit G), dated as of the Closing Date, signed by a principal financial officer of the

         Borrower, to the effect that (i) no Default has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the Closing Date.

                 (f) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Articles of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Georgia as to the good standing of the Borrower as a Georgia business corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;

                 (g) a certified copy of the certificate of authority to transact business from the Georgia Insurance Commissioner's office;

                 (h) the execution and delivery of an amendment or waiver and consent letter agreement with respect to the Existing Credit Agreement permitting the execution, delivery and performance of this Agreement; and

                 (i) payment of all fees and expenses of the Agent and its counsel described in the Agent's Letter Agreement.

                 SECTION 3.02. Conditions to Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

                 (a) full compliance with Section 5.08 (after giving effect to any time period permitted therein for such compliance);

                 (b)      the entry of a Liquidation Order;

                 (c) unless the Existing Credit Agreement has been terminated by all parties thereto, the banks which are parties to the Existing Credit Agreement shall be identical to the Banks which are parties to this Agreement and shall hold the identical pro rata interests therein;

                 (d) receipt by the Agent of a Notice of Borrowing and along therewith in connection with the first Borrowing hereunder, the receipt of an executed and delivered Commissioner's Confirmation of Credit Facility and Collateral Pledge;

                 (e) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing under the Proceeds Covenant or the Franchise Covenant;

                 (f) an opinion letter dated as of the date of the first advance of any Loan hereunder, substantially in the form of Exhibit H and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request, including without limitation, the matters addressed by the opinion described in Section 5.08(b);

                 (g) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing (except for representations and warranties relating to the following: (collectively, the "Excepted Representations") (i) any Material Adverse Effect set forth in Section 4.04(b), 4.05, 4.06, 4.12, or Section 4.14, (ii) payment and/or filing of returns with respect to taxes set forth in Section 4.07, (iii) Liens set forth in Section 4.11 which may not be permitted under
         Section 5.12 (provided that Liens which are against the Collateral shall not be excepted from any representation or warranty required by this Section 3.02(g)), or (iv) any Default under a Financial Covenant); and

                 (h) the fact that no such Borrowing will exceed the amount of its Commitment.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (e), (f), and (g) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants that:

                 SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (except where the failure to be so qualified could not reasonably be expected to have or cause a Material Adverse Effect), and has all corporate powers and all necessary licenses, authorizations, consents and approvals under the Georgia Insurance Code and all other material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                 SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, except for filings with and/or action by the Georgia Insurance Commissioner's Office which have been made, or, in the case of action, will be obtained (or, in the case of first sentence of Section 5.16, will be made or obtained prior to any relevant Investment in a given community partnership network), (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien, other than pursuant to Section 9.05, on any asset of the Borrower or any of its Subsidiaries.

                 SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that, the enforceability hereof and thereof is subject in each case to (i) laws relating to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally,, and (ii) general principles of equity, provided further that, clause (i) in the immediately preceding proviso shall not apply to any representation and warranty made in any Notice of Borrowing.

                 SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income, surplus and cash flows for the Fiscal Year then ended, reported on by Ernst & Young, copies of which have been delivered to each of the Banks, and the unaudited financial statements of the Borrower and its Consolidated Subsidiaries for the interim period ended September 30, 1995, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated. The analysis of assets, liabilities, reserves and other funds of the Borrower and each of its insurance Subsidiaries as of December 31, 1994 and the related underwriting and investment exhibit and the statement of cash flows for the Fiscal Year then ended, copies of which have been delivered to each of the Banks, and the unaudited financial statements of the Borrower and its insurance Subsidiaries for the interim period ended September 30, 1995, copies of which have been delivered to each of the Banks, fairly present, in conformity with the Georgia Insurance Code, the financial position of the Borrower and its insurance Subsidiaries as of such dates and their results of operations and cash flows for such periods stated.

                 (b) Except as described in Schedule 4.04, since December 31, 1994 there has been no event, act, condition or occurrence having a Material Adverse Effect.

                 SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

                 SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations in all material respects under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                 (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                 SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, regulations and similar requirements of governmental authorities, including, without limitation, the Georgia Insurance Code, except where such compliance is being contested in good faith through appropriate proceedings, and except as set forth in the Closing Certificate. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which, to the best of the Borrower's knowledge, are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                 SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (except where the failure to be so qualified could not reasonably be expected to have or cause a Material Adverse Effect), and has all corporate powers and all necessary licenses, authorizations, consents and approvals under the Georgia Insurance Code and all other material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. On the Closing Date the Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation, which Schedule 4.08 shall be revised and restated and delivered to the Banks with any financial statements required by
Section 5.01(a) and (c) to reflect any additional Subsidiaries and their respective jurisdictions of incorporation which may be created or acquired after the Closing Date.

                 SECTION 4.09. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                 SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.12.

                 SECTION 4.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

                 SECTION 4.14. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is aware that, or has received notice that, any of them is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300,
(ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                 (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                 (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all material Environmental Authorizations necessary for the conduct of its business, and is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

                 SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Parent, the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

                 SECTION 4.16. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.


                                   ARTICLE V

                                   COVENANTS

                 The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

                 SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

                 (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated

         Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, surplus and cash flows for such Fiscal Year, setting forth, in conformity with GAAP, in each case in comparative form with the figures for the previous fiscal year, all certified by Ernst & Young or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

                 (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, the analysis of assets, liabilities, reserves and other funds of the Borrower and each of its insurance Subsidiaries as of the end of such Fiscal Year and the related underwriting and investment exhibit and the statement of cash flows for such Fiscal Year, setting forth in conformity with the Georgia Insurance Code, in each case in comparative form with the figures for the previous fiscal year, all certified as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                 (c) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in conformity with GAAP in each case in comparative form with the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                 (d) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, the analysis of assets, liabilities, reserves and other funds of the Borrower and each of its insurance Subsidiaries as of the end of such Fiscal Quarter and the related underwriting and investment exhibit for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in conformity with the Georgia Insurance Code in each case in comparative form with the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                 (e) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a), (b), (c), and (d) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.09, inclusive, 5.12, 5.24 and 5.25, on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (iii) restating and reaffirming that the representations and warranties, other than the Excepted Representations in the event the same are no longer true, contained in Article IV hereof are true on and as of the date such certificate is delivered and disclosing in detail satisfactory to the Banks the facts and circumstances which make the Excepted Representations no longer true;

                 (f) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default under any of Sections 5.03 through Section 5.09 inclusive, Section 5.12, Section 5.15, Section 5.24, or Section 5.25, existed on the date of such financial statements;

                 (g) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (h) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

                 (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent shall have filed with the Securities and Exchange Commission;

                 (j) if and when any member of the Controlled Group (i) gives or becomes aware that it is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                 (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request, including, without limitation, should the Consolidated Surplus be less than $10,000,000 in excess of the amount required by
         Section 5.07, monthly reports of the type required by Section 5.01(a); and

                 (l) on the date of Insolvency, and on the sooner to occur thereafter of (i) the 5th Business Day of each month, or (ii) each Borrowing, a certificate of the chief financial officer or chief accounting officer setting forth the calculation of the "market value" of the Treasury Securities (as defined in and required by Section 5.08) set forth as item number 11 on the Compliance Certificate.

                 SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP or the Georgia Insurance Code or both, as applicable, shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense for such Bank's reasonable expenses after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case upon actual notice to an officer of the Borrower (which may be telephonic) to the Borrower and at such reasonable times and as often as may reasonably be desired.

                 SECTION 5.03. Liquidity Ratio. The Borrower's ratio of (i) Liquid Investments to (ii) Monthly Underwriting Load shall at all times not be less than 2.0 to 1.0.

                 SECTION 5.04. Capital Ratio. The Borrower's ratio of (i) Statutory Liabilities for money borrowed to (ii) the sum of (x) Statutory Liabilities for money borrowed plus (y) Statutory Surplus shall at all times be less than or equal to 0.15 to 1.0.

                 SECTION 5.05. Operating Leverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1995, the ratio of (i) Underwritten Subscription Income for the immediately preceding 4 Fiscal Quarters then ended to (ii) Consolidated Surplus shall at all times be less than or equal to 4.0 to 1.0.

                 SECTION 5.06. Interest Coverage Ratio. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1995, the Borrower's ratio of (i) EBIT to (ii) Consolidated Interest Expense for the immediately preceding 4 Fiscal Quarters then ended, shall at all times not be less than 2.5 to 1.0.

                 SECTION 5.07. Minimum Consolidated Surplus. Consolidated Surplus will at no time be less than $135,000,000 plus 50.0% of cumulative annual Consolidated Net Income during any period after December 31, 1995 (taken as one accounting period), but excluding from such calculations of Consolidated Net Income, any year in which the Consolidated Net Income is negative, plus 100% of all increases after December 31, 1995 in the Borrower's capital stock and additional paid-in capital from the issuance of equity securities and other equity capital investments.

                 SECTION 5.08. Covenant to Pledge Collateral. On or before the date which is 10 Business Days after the occurrence of a Pledge Event (unless the Commitments are then terminated as provided herein), the Borrower shall pledge and grant a perfected, first priority, security interest to the Agent, for the ratable benefit of the Banks, in book-entry U.S. government treasury instruments each with maturities of not greater than 5 years, which instruments shall be continuously maintained on the records of a Federal Reserve Bank solely and exclusively for the account of the Agent for the account and benefit of the Banks, equal to a market value equal to at all times at least 120% of the sum (such sum being referred to herein as the "Obligation Amount") of (x) the amount of the Commitments plus (y) the amount of the outstanding Loans (collectively, the "Treasury Securities"), and in connection therewith, shall provide the Agent with the following items:

                 (a) an executed and delivered Pledge Agreement, along with such other agreements, instruments and documents that might be reasonably requested by the Agent in connection therewith, effecting the pledge and grant of a perfected, first priority, security interest in the Treasury Securities subject to no other lien, security interest or encumbrance (along with evidence reasonably requested by the Agent confirming the Banks' perfected, first priority, security interest therein); and

                 (b) an opinion of counsel confirming the enforceability and perfection of the Bank's pledge and security interest in the Treasury Securities and such other matters as reasonably requested by the Agent relating thereto.

                 The "market value" under this Section 5.08 shall mean the market value of the Treasury Securities in the United States national markets therefor and shall be determined by the Borrower as set forth in Section 5.01, and (ii) may be determined by the Agent at any time and from time to time. Any dispute in the calculation of the market value shall be determined by the Agent in its sole and absolute discretion, provided that such determination shall be rebuttable in the event of manifest error. In the event that at any time the market value of the Treasury Securities is less than 120% of the Obligation Amount, then (i) prior to Insolvency, either (a) within 30 days after such determination if such market value of the Treasury Securities continues to be equal to or greater than 110% but less than 120% of the Obligation Amount, or
(b) within 5 Business Days after such determination if such market value of the Treasury Securities is less than 110% of the Obligation Amount, then the Borrower shall provide the Agent with additional Treasury Securities as a part of the Collateral sufficient for the Borrower to comply with this Section 5.08, or (ii) after an Insolvency, immediately upon such determination the Commitments (unless terminated by the Borrower) shall be pro rata automatically reduced to an amount such that the market value of the Collateral is equal to 120% of the Obligation Amount; PROVIDED, HOWEVER, that with respect to this clause (ii), in the event that within 5 Business Days of such automatic reduction of the Commitments the Borrower provides additional Treasury Securities as a part of the Collateral, the Commitments shall be increased to an amount (but in no event to exceed the amount of the Commitments immediately prior to such automatic reduction) such that the market value of the Collateral is equal to 120% of the sum of (x) the amount of the Commitments so increased plus (y) the amount of the outstanding Loans. Prior to an Insolvency, in the event that the market value of the Treasury Securities is equal to or greater than 140% of the Obligation Amount for a continuous period consisting of 6 months, then, upon request by the Borrower, the Agent shall promptly release, at the Borrower's sole cost and expense, sufficient Treasury Securities (and liquidate portions of the same as may be necessary) such that the market value of the Treasury Securities shall equal 120% of the Obligation Amount. Prior to an Insolvency, in the event that a Pledge Event occurs as a result of a default under any of the Financial Covenants and the Borrower is in full compliance with all Financial Covenants for the immediately succeeding 2 Fiscal Quarters thereafter and no other Pledge Event has occurred, then the Agent shall terminate the Pledge Agreement, subject to the occurrence of any subsequent Pledge Event thereafter in which case the requirements of this Section 5.08 shall continue in full force and effect.

                 SECTION 5.09. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year if the aggregate amount of such Restricted Payments (i) with respect to Preferred Stock would exceed $3,500,000 in any Fiscal Year during Fiscal Year 1996, 1997 and 1998;
(ii) with respect to Preferred Stock would exceed $5,500,000 in any Fiscal Year during Fiscal Year 1999 and thereafter; or (iii) excluding Restricted Payments permitted under clauses (i) and (ii) in this Section 5.09 above, would exceed 10.0% of Consolidated Net Income for such Fiscal Year; provided that after giving effect to the payment of any such Restricted Payments, the Borrower will be in full compliance with all of the provisions of this Agreement. Provided further, however, under clauses (i) and (ii) of this Section 5.09, to the extent that the Preferred Stock accumulates payments in any Fiscal Year and Restricted Payments would have been permitted under this Section 5.09 in connection therewith, the Borrower may carry forward the unused permitted allowance for such Restricted Payments in such Fiscal Year and add the same to the permitted allowance scheduled for any subsequent Fiscal Year until such time as such unused permitted allowance is fully used.

                 SECTION 5.10. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $500,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;
(ii) deposits required by government agencies or public utilities; and (iii) loans or advances to Subsidiaries; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

                 SECTION 5.11. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person, subject to the restrictions on asset transfers and capital contributions in Subsidiaries contained in Section 5.15, except as permitted by the Georgia Insurance Code.

                 SECTION 5.12. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                 (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $2,500,000;

                 (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                 (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                 (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

                 (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                 (f) Liens securing Debt owing by any Subsidiary to the Borrower;

                 (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                 (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                 (i) Liens in favor of the Agent and the Banks on the Collateral;

                 (j)      any Lien on Margin Stock; and

Provided Liens permitted by the foregoing paragraphs (a) through (h) shall at no time secure Debt in an aggregate amount greater than 10.0% of Consolidated Surplus.

                 SECTION 5.13. Maintenance of Existence, Trade Name and License. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same fields as such business is now carried on and maintained, except as otherwise permitted by Section 5.15. The Borrower shall maintain or cause to be maintained in full force and effect the license or other agreements as necessary for the use by the Borrower of the name "Blue Cross and Blue Shield of Georgia" from Blue Cross Blue Shield Association.

                 SECTION 5.14. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except for (x) asset sales and (y) through corporate reorganization, in each case to the extent permitted by Section 5.15.

                 SECTION 5.15. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person (including, without limitation, any transfer of assets or capital contribution by the Borrower to a Subsidiary), or discontinue or eliminate any business line or segment, or dissolve, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states,
(ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with one another and sell, lease, or otherwise transfer assets to one another or to the Borrower, (c) the Borrower may establish a Wholly Owned Subsidiary to own interests in other Subsidiaries, (d) HMO Georgia, Inc., a Wholly Owned Subsidiary of the Borrower may raise capital by selling up to 49.0% of its capital stock, and (e) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Year, a transfer of assets (including, without limitation, the sale of a Subsidiary) or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) or the dissolution of a Subsidiary unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, or the total assets of a Subsidiary to be so dissolved, either (x) when combined with all other assets transferred (including, without limitation, any transfer of assets or capital contribution by the Borrower to a Subsidiary), and all other assets utilized in all other business lines or segments discontinued and the total assets of all such Subsidiaries dissolved during such Fiscal Year exceed $25,000,000 or (y) when combined with all other assets transferred and all other assets utilized in all other business lines or segments discontinued and the total assets of all such Subsidiaries dissolved since March 21, 1994 exceed 50% of Consolidated Total Assets at the end of the Fiscal Year immediately preceding the Fiscal Year in which such transfer, discontinuation or dissolution is proposed.

                 SECTION 5.16. Use of Proceeds. The proceeds of the Loans shall be used by the Borrower solely for the purpose of paying Authorized Claims.

                 SECTION 5.17. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to the Georgia Insurance Code and ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves in accordance with GAAP.

                 SECTION 5.18. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                 SECTION 5.19. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

                 SECTION 5.20. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                 SECTION 5.21. Environmental Notices. Upon acquiring knowledge thereof, Borrower shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

                 SECTION 5.22. Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                 SECTION 5.23. Environmental Release. The Borrower agrees that upon its acquiring knowledge of the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                 SECTION 5.24. Debt of Subsidiaries. The Borrower shall not permit any Subsidiary to incur any Debt except for (i) Debt owing to the Borrower and (ii) other Debt which shall not exceed in the aggregate for all Subsidiaries an amount in excess of $1,000,000.

                 SECTION 5.25.    Borrower Operations.  During any Fiscal Year
(i) Borrower's Premiums Earned (including amounts received from employers for payments of claims and payment of an administrative charge to Borrower pursuant to administrative service only relationships with such employers, but excluding such revenues or amounts received with regard to the State of Georgia Health Plan administrative service relationship) shall not be less than $600,000,000, and (ii) investment income earned by Borrower (not including any dividends or other income received by reason of Borrower's equity interest in any Subsidiary) shall not be less than interest payable during such Fiscal Year in respect of the Loans.

                 SECTION 5.26. Transactions with Affiliates. Except for transactions with respect to Restricted Payments expressly permitted by Section 5.09, neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Agent and the Banks, and consented to in writing by the Required Banks.


                                   ARTICLE VI

                                    DEFAULTS

                 SECTION 6.01. Events of Default. (1) If one or more of the following events ("Events of Default") shall have occurred and be continuing, then, the Banks may pursue their rights and remedies described in paragraph (3) of this Section 6.01 below:

                 (a) (i) the Borrower shall fail to pay when due any principal of any Loan, any interest on any Loan, or any fee or any other Obligations, and (ii) the liquidation of the Collateral pursuant to Section 2.04 does not provide sufficient funds to pay any of the Obligations when due as described in the immediately preceding clause
         (i); or

                 (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01, 5.02(ii), 5.08 to 5.10, inclusive, Section 5.12 to 5.16, inclusive, Section 5.19, or Sections
         5.24 to 5.26, inclusive; or

                 (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above and other than the Financial Covenants) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any

         Bank or (ii) the Borrower otherwise becomes aware of any such failure;
         or

                 (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement (other than with respect to the Excepted Representations) or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made), or with respect to the Excepted Representations, the Borrower fails to disclose the facts and circumstances relating thereto as required by Section 5.01(e); or

                 (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount exceeding $1,000,000 (other than the Notes) when due or within any applicable grace period; or

                 (f) any event or condition (other than the Borrower's Insolvency) shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in an aggregate principal amount exceeding $5,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

                 (g) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                 (h) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                 (i) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under
         Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                 (j) (i) the Parent shall fail to own 100% of all issued and outstanding shares of capital stock of the Borrower, or (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Parent; or (iii) as of any date a majority of the Board of Directors of the Parent consists of individuals who were not either
         (A) directors of the Parent as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A) and individuals described in clause (B).

         (2) Notwithstanding the foregoing provisions of paragraph (1) of this Section 6.01, (i) upon full compliance by the Borrower with Section 5.08, the occurrence of an event described in clause (e) of such paragraph (1) shall not constitute an Event of Default, and (ii) after the Borrower's Insolvency, the occurrence of any Default described in clauses (b), (c) and (e) through (j) (other than Defaults of either the Franchise Covenant or the Proceeds Covenant) shall not constitute an Event of Default.

         (3) Upon the occurrence and continuation of an Event of Default, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, along with all other Obligations, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the interest rates provided in Section 2.05. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

         (4) In addition to the rights of the Banks to liquidate Collateral to pay the Obligations as set forth in Section 2.04, upon the occurrence and continuation of an Event of Default, in accordance with the terms of the Pledge Agreement, the Agent may foreclose upon and liquidate the Collateral and apply the proceeds thereof to the Obligations in such order as determined by the Required Banks in their sole discretion. The Borrower shall remain liable for any deficiency in the event that the proceeds of the Collateral are insufficient to repay the Obligations.

                 SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(1)(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT

                 SECTION 7.01. Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                 SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                 SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                 SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                 SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                 SECTION 7.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                 SECTION 7.08. Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

                 SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the

Agent by reason of taking, continuing to take, or failing to take any such action.

                 SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, which successor Agent shall be acceptable to the Borrower, and the Borrower shall have consented thereto (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                                  ARTICLE VIII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

                 SECTION 8.01. Increased Cost and Reduced Return. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                 (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Loans, Notes, or its obligation to make Loans, or shall change the basis of taxation of payments to any Bank (or its Lending

         Office) of the principal of or interest on its Loans, or any other amounts due under this Agreement in respect of its Loans, or its obligation to make Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System);

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                 (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                 (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section shall set forth in reasonable detail the nature of the occurrence giving rise to the compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined, and such certificate shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                 (d) The provisions of this Section 8.01 shall be applicable with respect to any Assignee, and any calculations required by such provisions shall be made based upon the circumstances of such Assignee (provided, that, any Bank may share amounts received under this Section 8.01 with any Participant to the extent such Bank deems it appropriate).


                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

                 SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, including reasonable and actually incurred fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and, (ii) if a Default occurs, all reasonable and actually incurred out-of-pocket expenses incurred by the Agent and the Banks, including reasonable and actually incurred fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.
The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                 SECTION 9.04. Indemnification. The Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable and actually incurred legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

                 SECTION 9.05. Setoff; Sharing of Setoffs. (a) The Borrower agrees that the Agent and each Bank shall have a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts of the Borrower, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Bank or otherwise in the possession or control of the Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate; provided, that, no Bank shall exercise any such right of setoff except (i) during the continuance of an Event of Default and (ii) in compliance with applicable laws and regulations (including, the Georgia Insurance Code). For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                 (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                 SECTION 9.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder,
(iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any Guarantee given to support payment of the Loans.

                 (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

                 SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                 SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                 (b) Any Bank may, with the consent of the Borrower at any time when no Default shall be in existence (which consent shall not be unreasonably withheld), at any time sell to one or more Persons which is (or becomes upon such participation) a party to the Existing Credit Agreement holding an identical pro rata interest therein and in this Agreement (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

                 (c) Any Bank may at any time assign to one or more banks or financial institutions which is (or becomes upon such assignment) a party to the Existing Credit Agreement holding an identical pro rata interest therein and in this Agreement (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000), and (iii) no interest may be sold by a Bank (except during the existence of a Default) pursuant to this paragraph (c) to any Assignee that is not then a Bank without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to such Assignee.

                 (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                 (e) No Transferee shall be entitled to receive any greater payment under Section 8.01 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.01 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                 (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

                 SECTION 9.09. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency,
(iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and
(viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided, that, should disclosure of any such confidential information be required by virtue of either clause (ii) or
(iii) of the immediately preceding sentence, any relevant Bank shall promptly notify the Borrower of same (unless otherwise prohibited by law) so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

                 SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.08, the disposition of the Notes held by that Bank shall at all times be within its exclusive control.

                 SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                 SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

                 SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                 SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

                 SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                 SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower (a) and each of the Banks and the Agent irrevocably waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 (ii) for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

                 SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                        BLUE CROSS AND BLUE SHIELD OF   (SEAL)
                                        GEORGIA, INC.



                                        By: /s/
                                            -----------------------------------
                                        Title: SRVP and CFO


                                        Attest: /s/
                                               --------------------------------
                                        Title: Assistant Secretary

                                        3350 Peachtree Road, N.E.
                                        Atlanta, Georgia  30326
                                        Attention: Senior Vice President &
                                                   Chief Financial Officer
                                        Telecopier number: 404-842-8451
                                        Confirmation number: 404-842-8455

COMMITMENTS                            WACHOVIA BANK OF GEORGIA, N.A.,   (SEAL)
                                       as Agent and as a Bank


$22,000,000
                                       By: /s/
                                          -----------------------------------
                                       Title: Assistant Vice President

                                       Lending Office
                                       Wachovia Bank of Georgia, N.A.
                                       191 Peachtree Street, N.E.
                                       Mail Code 3940
                                       Atlanta, Georgia 30303-1757
                                       Attention: Atlanta Corporate Group
                                       Telecopier number: 404-332-5016
                                       Confirmation number: 404-332-5985

                                        NATIONSBANK, N.A. (SOUTH)         (SEAL)



$22,000,000
                                        By: /s/
                                           ------------------------------------
                                           Title:

                                        Lending Office
                                        NationsBank, N.A. (South)
                                        600 Peachtree Street, 21st Floor
                                        Atlanta, Georgia 30308
                                        Attention:  Christina I. Earnshaw
                                        Telecopier number: 404-607-6318
                                        Confirmation number: 404-607-5558

$11,000,000                             SUNTRUST BANK, ATLANTA           (SEAL)


                                        By: /s/
                                           ----------------------------------
                                           Title: VP

                                        By: /s/
                                           ----------------------------------
                                           Title: SVP


                                        Lending Office
                                        SunTrust Bank, Atlanta
                                        25 Park Place, 23rd Floor
                                        Mail Code 175
                                        Atlanta, Georgia  30303
                                        Attention:  Mr. John Taylor
                                        Telecopier number:  404-230-5305
                                        Confirmation number:  404-723-3886



___________


TOTAL COMMITMENTS:

$55,000,000.00

                                                                       EXHIBIT A


                                PROMISSORY NOTE

                                Atlanta, Georgia
                              As of April 18, 1996


               For value received, BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC., a Georgia business corporation organized under the Georgia Business Corporation Code (the "Borrower"), promises to pay to the order of ___________________________ ________________, a ________________ (the "Bank"),
for the account of its Lending Office, the principal sum of __________ _________ and No/100 Dollars ($_________), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and in the amounts and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement referred to below. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

               All Loans made by the Bank, the interest rate applicable thereto from time to time, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

               This note is one of the Loan Notes referred to in the Insolvency Credit Agreement dated as of April 18, 1996, among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank of Georgia, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

               IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                        BLUE CROSS AND BLUE SHIELD OF GEORGIA,
                                        INC.                            (SEAL)



                                        By: __________________________
                                            Title:


                                        Attest: ______________________
                                                Title:

                                      LOANS AND PAYMENTS OF PRINCIPAL
- - ----------------------------------------------------------------------------------------
                       Amount              Amount of
                       of                  Principal           Maturity       Notation
Date                   Loan                Repaid              Date           Made By

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

- - ----------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                         PLEDGE AND SECURITY AGREEMENT



         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), made and entered into as of _________________________, 199___, by and between WACHOVIA BANK OF GEORGIA, N.A., as agent for the ratable benefit of the "Banks" parties to that certain Credit Agreement described below (the "Agent), and BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC. (the "Borrower") (capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement);


                              W I T N E S S E T H:


         WHEREAS, Borrower is or hereafter may become indebted to the Banks for certain debts, liabilities and obligations incurred or to be incurred from time to time in connection with extensions of credit by the Banks to the Borrower pursuant to the terms and conditions set forth in that certain Credit Agreement dated as of April 18, 1996, between the Borrower and the Banks (as amended, supplemented, restated, renewed, substituted, or otherwise modified from time to time, the "Credit Agreement"); and

         WHEREAS, in order to comply with Section 5.08 of the Credit Agreement, Borrower has agreed to make and enter into this Agreement;

         NOW, THEREFORE, for $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Banks hereby agree as follows:

         1. Pledge of Collateral. The Borrower does hereby pledge, hypothecate, assign, transfer, set over, deliver and grant a security interest in and to the Agent, for the ratable benefit of the Banks, in all of the Borrower's right, title and interest in and to the following: [DESCRIBE TREASURIES] (the "Treasury Securities"), along with all rights of payment, accounts and general intangibles of the Borrower relating thereto and all proceeds thereof (hereinafter the Treasury Securities and such other property being collectively referred to as the "Collateral"), all as security for the payment and performance when due of any and all of the Obligations (defined in the Credit Agreement). The Treasury Securities are held on the books and records of the Agent in the name of and for the account of the

Agent through appropriate entries on the books and records of the Federal Reserve Bank of Atlanta, Georgia (the "FRB") to the account of the Agent at the FRB. The Agent will hold all instruments, drafts, and all other items of payment relating to the Collateral in its name (or by its nominee or custodian) and subject to its sole dominion and control.

         2. Rights of the Agent in the Collateral. The Borrower agrees that with respect to the Collateral the Agent shall have all the rights and remedies of a secured party under the applicable Uniform Commercial Code, as well as those provided by other applicable law and/or in this Agreement. Notwithstanding the fact that the proceeds of the Collateral constitute part of the Collateral, the Borrower may not dispose of the Collateral, or any part thereof. Provided, however, if no Default has occurred, the Agent will remit upon receipt all interest paid, if any, on the Treasuries Securities to the Borrower. In the event that the Borrower fails to pay any of the Obligations when due, irrespective of the occurrence or non-occurrence of any Default or Event of Default, as provided in the Credit Agreement the Agent is authorized to set off against and liquidate such portions of the Collateral as the Agent deems necessary to pay the Obligations.

         3. Representations and Warranties. The Borrower represents and warrants to the Agent and the Banks as follows:

                 (a) All of the information regarding the Collateral set forth herein and on the exhibits hereto is true and accurate in all material respects.

                 (b) The Borrower has good and marketable title and uncontested rights to the Collateral. The Borrower is the sole owner of all of the Collateral, free and clear of all security interests, pledges, agreements, liens, claims and encumbrances whatsoever, other than the pledge, assignment and security interest created under this Agreement. The Borrower does not possess any certificate or instrument evidencing ownership of the Collateral by which ownership thereof may be transferred.

                 (c) The Agent has, upon execution hereof, and will continue to have, as security for the Obligations, a valid and perfected, first priority pledge, assignment and security interest in all of the Collateral, free of all other liens, claims, rights or encumbrances of any third parties whatsoever.

                 (d) All representations and warranties contained in or made under or in connection with this Agreement shall survive the incurring of any Obligations.

                 (e) The Borrower's chief executive office is located at 3350 Peachtree Road, N.E., Atlanta, Georgia 30326.

         4. Covenants. Until payment in full and the performance of all of the Obligations, the Borrower covenants and agrees with the Agent and the Banks as follows:

                 (a) The Borrower shall deliver immediately to the Agent any certificates, instruments or other writings evidencing ownership interests in the Collateral received by the Borrower. All of any portion of the Collateral at any time received or held by the Borrower shall be received and held by the Borrower in trust for the benefit of the Agent, and shall be kept separate and apart from, and not commingled with, the Borrower's other assets.

                 (b) The Borrower will do or cause to be done all things necessary to preserve and to keep in full force and effect its interests in the Collateral, and shall defend, at its sole expense, the title to the Collateral and any part thereof. Further, the Borrower shall promptly, upon request by the Agent, execute, acknowledge and deliver any financing statement, endorsement, renewal, affidavit, deed, assignment, continuation statement, security agreement, stock power, instrument, notice, application, certificate or other document as the Agent may require in order to perfect, preserve, maintain, protect, continue, realize upon, and/or extend the lien and security interest of the Agent under this Agreement and the priority thereof. The Borrower shall pay to the Agent upon demand all taxes, costs and expenses (including but not limited to reasonable attorney's fees) incurred by the Agent in connection with the preparation, execution, recording and filing of any such document or instrument mentioned aforesaid.

                 (c) The Borrower agrees that the Agent may at any time take such steps as the Agent deems reasonably necessary to protect the Agent's interest in, and to preserve the Collateral. The Borrower agrees to cooperate fully with the Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Agent may in good faith direct. All of the Agent's expenses of preserving the Collateral, including, without limitation, reasonable attorneys fees, shall be part of the Obligations.

                 (d) The Borrower shall give the Agent not less than thirty (30) days' prior written notice of any change in the location of the Borrower's chief executive office.

                 (e) The Borrower will not sell, assign, transfer or otherwise dispose of the Collateral or any part thereof.

                 (f) The Borrower will not create, incur, assume or suffer to exist any pledge, assignment, security interest, lien or any other encumbrance upon any of the Collateral, other than in favor of the Agent.

                 (g) The Borrower shall comply with all of its obligations under the Credit Agreement, including, without limitation, Section 5.08 thereof.

         5. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                 (a) An "Event of Default" (as defined in the Credit Agreement) occurs under the Credit Agreement.

                 (b) If the Borrower shall fail to duly perform, comply with or observe any of the terms, conditions or covenants of this Agreement.

         6.      Rights and Remedies.

                 (a) In addition to the rights of the Agent and the Banks to set off against and liquidate Collateral to pay the Obligations as set forth in Section 2.04 of the Credit Agreement, upon the occurrence of an Event of Default, the Agent may foreclose upon and liquidate the Collateral as provided in this Section and apply the proceeds thereof to the Obligations in such order as determined by the Required Banks in their sole discretion. The Borrower shall remain liable for any deficiency in the event that the proceeds of the Collateral are insufficient to repay the Obligations.

                 (b) Further, upon the occurrence of any Event of Default, in accordance with the terms of the Credit Agreement the Banks may at any time thereafter terminate any commitments to the Borrower under the Credit Agreement, accelerate the Obligations, and as set forth below exercise any one or more of the following rights, powers or remedies.

                 (c) The Agent shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable laws.

                 (d) The Agent may sell or redeem the Collateral, or any part thereof, in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Agent, at the Agent's place of business or elsewhere, for cash, upon credit or future delivery, and at such price or prices as the Agent shall, in its sole discretion, determine, and the Agent may be the purchaser of any or all of the Collateral so sold.

                 If any consent, approval, or authorization of any governmental authority or any entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

                 (e) In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Agent may (but shall be under no obligation to), without notice to the Borrower, and the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact, with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower and without notice to the Borrower:

                          (i)        exercise exclusive control over,
         compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                          (ii)       make exchanges, substitutions or
         surrenders of all or any part of the Collateral;

                          (iii) copy, transcribe, or remove from any place of business of the Borrower all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Agent, make such use of the Borrower's places of business as may be reasonably necessary to administer, control and collect the Collateral;

                          (iv) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                          (v)        institute and prosecute legal and
         equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                          (vi) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                          (vii) endorse or sign the name of the Borrower upon any items of payment, instruments, securities, powers, applications, documents, or other writing relating to or part of the Collateral and on any proof of claim relating thereto; and

                          (viii) take any other action necessary or beneficial to realize upon or dispose of the Collateral.

                 (f) Any proceeds of sale or other disposition of the Collateral will be applied by the Agent to the payment of the Obligations in such order and manner of application as the Required Banks may from time to time in their sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall remain liable to the Banks for any deficiency.

                 (g) If the Borrower shall fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement, the Credit Agreement or any of the other Loan Documents, the Agent, without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Agent may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact to do so, such appointment being coupled with an interest and with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower and without notice to the Borrower.

                 (h) The Agent may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement, the Credit Agreement or in any of the other Loan Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Loan Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Credit Agreement, the Loan Documents, and/or applicable laws.

                 (i) The Borrower shall pay on demand all costs and expenses (including reasonable attorney's fees), all of which shall be deemed part of the Obligations, incurred by and on behalf of the Agent incident to any collection, servicing, sale, disposition or other action taken by the Agent with respect to the Collateral or any portion thereof. All sums paid or advanced by the Agent hereunder, together with interest thereon at the Default Rate from the date of payment, advance or incurring until paid in full and all costs and expenses, shall be paid by the Borrower to the Agent on demand, and shall constitute and become a part of the Obligations.

                 (j) Each right, power and remedy of the Agent as provided for in this Agreement, the Credit Agreement or in any of the other Loan Documents or in any related instrument or agreement or now or thereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement, the Credit Agreement or in the other Loan Documents or in any related document, instrument or agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Agent of any or all such other rights, powers or remedies.

                 (k) No failure or delay by the Agent to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, the Credit Agreement or of any of the other Loan Documents or of any related documents, instruments or agreements, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Agent from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement, the Credit Agreement or under any of the other Loan Documents or under any related document, instrument or agreement, the Agent shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement, the Credit Agreement or under any other of the Loan Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

                 (l) All references to the Agent and to the Agent's rights, powers, and remedies in this Agreement shall mean the Agent as agent and representative of the Banks pursuant to the terms of the Credit Agreement.

         7.      Miscellaneous.

                 (a) Notices required hereunder shall be deemed given when performed in accordance with Section 9.01 of the Credit Agreement.

                 (b) This Agreement, the Credit Agreement and the other Loan Documents may not be amended, modified, or changed in any respect except as provided in Section 9.06 of the Credit Agreement.

                 (c) The rights, powers and remedies provided in this Agreement, the Credit Agreement and in the other Loan Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable laws. In order to entitle the Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required by law or in this Agreement. Without limiting the generality of the foregoing, the Agent may:

                          (i) proceed against the Borrower with or without proceeding against any other entity who may be liable for all or any part of the Obligations;

                          (ii) proceed against the Borrower with or without proceeding under the Credit Agreement or any of the other Loan Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                          (iii) without notice, release or compromise with any guarantor or other entity liable for all or any part of the Obligations under the Credit Agreement or any of the other Loan Documents or otherwise; and

                          (iv)      without reducing or impairing the
         obligations of the Borrower and without notice thereof: (1) fail to perfect the pledge, assignment, security interest and lien in any or all Collateral or to release any or all the Collateral or to accept substitute collateral security, (2) waive any provision of this Agreement, the Credit Agreement, or the other Loan Documents, (3) exercise or fail to exercise rights of set- off or other rights, or
         (4) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

                 (d) In case one or more provisions, or part thereof, contained in this Agreement, the Credit Agreement or in the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any law, then without need for any further agreement, notice or action:

                          (i) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                          (ii)      the obligation to be fulfilled shall be
reduced to the limit of such validity; and

                          (iii) if affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

                 (e) This Agreement and all other Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Agent and the Banks and their respective successors and assigns, as permitted by the Credit Agreement.

                          (i)       This Agreement, shall be governed by the
laws of the state of Georgia (the "State") except to the extent that the creation and perfection of the Agent's security interest in the Collateral may be governed by the laws of another jurisdiction.

                          (ii)      The Borrower irrevocably submits to the
nonexclusive jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement, the Credit Agreement or any of the other Loan Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manners specified herein or as otherwise permitted by applicable laws.

                          (iii)     The Borrower hereby consents to process
being served in any suit, action or proceeding of the nature referred to in this Section by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt re quested, to the Borrower at the Borrower's address designated in Section 9.01 of the Credit Agreement. The Borrower irrevocably agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Agent to serve process in any manner otherwise permitted by law or limit the right of the Agent otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

                 (f) This Agreement, the Credit Agreement and the Loan Documents are intended by the Agent and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Agent, the Banks nor the Borrower shall hereafter have any rights under any prior agreements but shall look solely to this Agreement, the Credit Agreement and the Loan Documents for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

                 (g) TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER AND THE AGENT AND THE BANKS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

                 This waiver is knowingly, willingly and voluntarily made by the Borrower and the Agent and the Banks, and the Borrower and the Agent and the Banks hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Agent and the Banks further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

                 IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed under seal as of the date first above written.


                                        BLUE CROSS AND BLUE SHIELD OF GEORGIA,
                                        INC.                           (SEAL)




                                        By:_____________________________________
                                        Title:

                                                                       EXHIBIT C


                      Form of Commissioner's Confirmation
                    of Credit Facility and Collateral Pledge


                         COMMISSIONER'S CONFIRMATION OF
                     CREDIT FACILITY AND COLLATERAL PLEDGE


         Reference is made to the Insolvency Credit Agreement (the "Credit Agreement") dated as of _______________, 1996, among BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC. (the "Borrower"), the Banks listed therein, and WACHOVIA BANK OF GEORGIA, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 3.02(d) of the Credit Agreement, __________________ ____________, the duly authorized ___________________, acting on behalf of the Commissioner of Insurance of The Insurance Department of the State of Georgia, (the "Commissioner") pursuant to the Insurance Title of the Official Code of Georgia Annotated Section 33-1-1 et seq., as amended from time to time (the "Georgia Insurance Code") as the "Receiver" (as defined in the Georgia Insurance
Code) for the Borrower, hereby certifies, acknowledges and agrees in favor of the Agent and the Banks on behalf of the Commissioner and the Receiver that (i) a final, nonappealable order of liquidation and judicial declaration of insolvency has been filed against the Borrower pursuant to Chapter 37, Article 4 of the Georgia Insurance Code, (ii) the Commissioner and the Receiver hereby affirm and ratify the terms and conditions of the Credit Agreement, the Notes, the Pledge Agreement, and all other Loan Documents and certify that such terms and conditions comply with all laws and regulations relating to Georgia insurance companies applicable to the Borrower, (iii) neither the Commissioner nor the Receiver shall set aside as a fraudulent or preferential transfer, object to, disallow, or otherwise assert any claim against the perfected, first priority, security interest and lien in the Collateral, subject to no other claims, securing the Obligations in favor of the Agent and the Banks as provided in the Credit Agreement and the Pledge Agreement, and such security interest and lien shall be valid against the Commissioner, the Receiver and all other parties and deemed to have been incurred for new and contemporaneous consideration upon the funding of the Loans, and (iv) advances of the Loans at the request of the Commissioner or the Receiver on behalf of the Borrower under the Credit Agreement shall constitute secured borrowings by the Commissioner or the Receiver pursuant to Section 33-37-20 of the Georgia Insurance Code.

         Certified as of this _____ day of _______________, [199___/200__].


                                  THE INSURANCE DEPARTMENT OF THE STATE OF
                                  GEORGIA



                                  By:___________________________________
                                  Name:
                                  Title:


                                  [Receiver]


                                  By:___________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT D


                           ASSIGNMENT AND ACCEPTANCE
                       Dated __________ __, [199__/200__]


                 Reference is made to the Insolvency Credit Agreement dated as of April 18, 1996 (together with all amendments and modifications thereto, the "Credit Agreement") among Blue Cross and Blue Shield of Georgia, Inc., a ______ ___ corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank of Georgia, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                 _________________________________________ (the "Assignor") and
________________________________________ (the "Assignee") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ____% interest (which on the Effective Date hereof is $__________) in the Assignor's Commitment and a ______ interest (which on the Effective Date hereof is $_______________) in the Loans owing to the Assignor and a ___% interest in the Notes held by the Assignor (which on the Effective Date hereof is $__________).

                 2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for new Notes as follows: a Revolving Loan Note dated ________________, ____ in the principal amount of $_____________ payable to the order of the Assignee and a Term Loan Note dated _____________, ___ in the principal amount of $______________ payable to the order of the Assignee. In the case of an assignment whereby the Assignor shall not transfer all of its interest in the Notes and/or Commitments, new Notes shall be provided to the Assignor to evidence the remaining obligations of the Borrower owing to it.

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank;
(vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

                 4. The Effective Date for this Assignment and Acceptance shall be __________, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

                 5. Upon such execution and acceptance by the Agent [and execution by the Borrower] IF THE ASSIGNEE IS NOT A BANK PRIOR TO THE EFFECTIVE DATE AND NO DEFAULT SHALL EXIST, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.01, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

                 6. Upon such execution and acceptance by the Agent [and execution by the Borrower] IF THE ASSIGNEE IS NOT A BANK PRIOR TO THE EFFECTIVE DATE AND NO DEFAULT SHALL EXIST, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.


                                        [NAME OF ASSIGNOR]


                                        By:_____________________________________
                                        Title:


                                        [NAME OF ASSIGNEE]


                                        By:_____________________________________
                                        Title:

                                        Lending Office:
                                        [Address]

                                        WACHOVIA BANK OF GEORGIA, N.A.,
                                        As Agent

                                        By:_____________________________________
                                        Title:


                                        [BLUE CROSS AND BLUE SHIELD OF
                                        GEORGIA, INC.]
                                        IF THE ASSIGNEE IS NOT A BANK PRIOR TO
                                        THE EFFECTIVE DATE AND NO DEFAULT
                                        SHALL EXIST.


                                        By:_____________________________________
                                        Title:


                                        Attest:_________________________________
                                        Title:

                                                                       EXHIBIT E


                              NOTICE OF BORROWING


                      _____________________, [199__/200__]


Wachovia Bank of Georgia, N.A., as Agent
191 Peachtree Street, N.W.
Atlanta, Georgia  30303-1757
Attention:  Atlanta Corporate Group

         Re: Insolvency Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of April 18, 1996 by and among Blue Cross and Blue Shield of Georgia, Inc., the Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Agent.

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

         The Borrower hereby requests a Borrowing in the aggregate principal amount of $ ___________ to be made on _______ ______, [199__/200__].

         The Borrower hereby represents and warrants that on the date the Borrowing requested hereunder is made (both before and after giving effect to the making of such and after giving effect to the application, directly or indirectly, of the proceeds thereof):

                 (a)      no Default has occurred and is continuing;

                 (b) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof except (i) for changes permitted by the Credit Agreement, (ii) to the extent that such representations and warranties relate solely to an earlier date, (iii) representations and warranties relating to any Material Adverse Effect set forth in Section 4.04(b) or Section 4.12, (iii) the matters relating to the Excepted

         Representations disclosed in the schedules attached hereto, and (iv) any Default under a Financial Covenant;

                 (c) the Insurance Commissioner has deemed the Borrowings requested by this Notice of Borrowing to be appropriate;

                 (d) the proceeds of the Borrowing will be used solely to pay Authorized Claims; and

                 (e) the Insurance Commissioner hereby ratifies and confirms all matters acknowledged, certified and agreed to set forth in the Commissioner's Confirmation of Credit Facility and Collateral Pledge.

         The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this _____ day of ___________, [199__][20__].


                                        INSURANCE DEPARTMENT OF THE STATE OF
                                        GEORGIA, as successor in
                                        interest to BLUE CROSS AND BLUE SHIELD
                                        OF GEORGIA, INC.


                                        By:_______________________________
                                        Title:

                                                                       EXHIBIT F


                             COMPLIANCE CERTIFICATE


                 Reference is made to the Insolvency Credit Agreement dated as of April 18, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC., the Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

                 Pursuant to Section 5.01(c) of the Credit Agreement, ____________, the duly authorized _________________ __ of BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC. hereby (i) certifies to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ____________, and that no Defaults or Events of Default exist and (ii) restates and reaffirms that the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date.



                                        By:___________________________
                                           Title:

                             COMPLIANCE CHECK LIST
                 (Blue Cross and Blue Shield of Georgia, Inc.)
                       _________________________________


                          _____________, [199__/20___]


1.       Liquidity Ratio (Section 5.03)

         (a)     Liquid Investments                                          $
                                                                              ----------

         (b)     Monthly Underwriting Load                                   $
                                                                              ----------

         Actual Ratio of (a) to (b)
                                                                              ----------

         Minimum Ratio                                                        2.0 to 1.0


2.       Capital Ratio (Section 5.04)

         (a)     Statutory Liabilities
                 for money borrowed                                          $_________

         (b)     Statutory Surplus                                           $_________

         (c)     sum of (a) plus (b)                                         $_________

         Actual Ratio of (a) to (c)                                           _________

         Maximum Ratio                                                        0.15 to 1.0


3.       Operating Leverage Ratio (Section 5.05)

         (a)     Underwritten Subscription Income                            $_________

         (b)     Consolidated Surplus                                        $_________

         (c)     Actual Ratio of (a) to (b)                                   _________

         Maximum Ratio                                                        4.0 to 1.0

                             COMPLIANCE CHECK LIST
                 (Blue Cross and Blue Shield of Georgia, Inc.)
                       _________________________________


                          _____________, [199__/20___]


4.       Interest Coverage Ratio (Section 5.06)

         (a)     EBIT                                               $_________

         (b)     Consolidated Interest Expense                      $_________

         (c)     Actual Ratio of (a) to (b)                          __________

         Minimum Ratio                                               2.5 to 1.0


5.       Minimum Consolidated Surplus (Section 5.07)

         (a)     $135,000,000

         (b)     50% of cumulative positive Consolidated
                 Net Income for Fiscal Years ending after
                 December 31, 199_                                  $
                                                                     ---------

         (c) 100% of all increases after December 31, 199_, in the Borrower's capital stock and additional paid-in capital from the issuance of equity securities and other equity capital investments

         Required Minimum Consolidated
         Net Worth (the sum of (a) plus (b)
         plus (c))                                                  $
                                                                     ---------

         Consolidated Surplus                                       $
                                                                     ---------


6.       Restricted Payments (Section 5.09)

         (a)     Consolidated Net Income for
                 relevant Fiscal Year                               $
                                                                     ---------

         (b)     Permitted Restricted Payments
                 (product of (a) multiplied by 0.10)                $
                                                                     ---------

         Actual Restricted Payments                                 $
                                                                     ---------

                             COMPLIANCE CHECK LIST
                 (Blue Cross and Blue Shield of Georgia, Inc.)
                       _________________________________


                          _____________, [199__/20___]


7.       Negative Pledge (Section 5.12)

         (a)     Consolidated Surplus                               $_________

         (b)     Amount of Debt Secured by Liens                    $_________

         Limitation (product of (a) multiplied by
         10.0%)                                                     $_________


8.       Consolidations, Mergers and Sales
         of Assets (Section 5.15)

         (a)     Total Assets Sold, Business Lines
                 Discontinued, and Subsidiaries
                 Dissolved During Current Fiscal Year               $_________

         (b)     Consolidated Total Assets At End
                 of Immediately Preceding Fiscal
                 Year                                               $_________

         Annual Limitation (lesser of (x)
         $25,000,000 or (y) 50.0% of (b) above)                     $_________


9.       Debt of Subsidiaries (Section 5.24)

                 The Borrower's Subsidiaries have no
         Debt except for Debt permitted by Section
         5.24(i), and the following Debt:

                        Description                                    Amount
                        -----------                                    ------

         _________________________________________                 $_________
         _________________________________________                 $_________
         _________________________________________                 $_________

                                           Total                   $
                                                                    =========

         AGGREGATE LIMITATION                                     [$_________]

                             COMPLIANCE CHECK LIST
                 (Blue Cross and Blue Shield of Georgia, Inc.)
                       _________________________________


                          _____________, [199__/20___]


10.      Borrower Operations (Section 5.25)

         (a)     Borrower's Premiums Earned For Most
                 Recently Ended Fiscal Year                         $_________

         Minimum Requirement                                        $600,000,000

         (b)     Investment Income Earned by Borrower
                 During Most Recently Ended Fiscal Year             $_________

         Minimum Requirement (Interest Charged on
         the Loans During Most Recently Ended
         Fiscal Year)                                               $_________


11.      Covenant to Pledge Collateral (Section 5.08)

         (a)     Total Commitments plus outstanding
                 Loans                                              $_________

         (b)     120% x (a) above                                   $_________

         (c)     Market Value of
                 Treasury Securities                                $_________





                          [add schedules as necessary]

                                                                       EXHIBIT G


                  BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC.

                              CLOSING CERTIFICATE


         Reference is made to the Insolvency Credit Agreement (the "Credit Agreement") dated as of April 18, 1996, among Blue Cross and Blue Shield of Georgia, Inc., the Banks listed therein, and Wachovia Bank of Georgia, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 3.01(e) of the Credit Agreement, _________________ ____________, the duly authorized ___________________ of Blue Cross and Blue Shield of Georgia, Inc. hereby certifies to the Agent and the Banks that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

         Certified as of this 18th day of April, 1996.


                                        BLUE CROSS AND BLUE SHIELD OF
                                        GEORGIA, INC.



                                        By:___________________________
                                        Printed Name:_________________
                                        Title:________________________

                                                                   Schedule 4.04


None.

                                                                   Schedule 4.08


                                  Subsidiaries


Name                                       Jurisdiction of Incorporation
- - ----                                       -----------------------------
Greater Georgia Life Insurance             Georgia
Company, Inc.

HMO Georgia, Inc.                          Georgia

Group Benefits of Georgia, Inc.            Georgia